Exhibit 10.19

RESTRICTED STOCK AWARD AGREEMENT
PURSUANT TO THE

MIAMI INTERNATIONAL HOLDINGS, INC.
2022 EQUITY INCENTIVE PLAN

* * * * *

Participant: _______________________

Grant Date: ______________________

Number of Shares of Restricted Stock Granted: ___________________

* * * * *

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Miami International Holdings, Inc., a Delaware corporation (the “Company”), and the Participant specified above, pursuant to the Miami International Holdings, Inc. 2022 Equity Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee as described therein; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the shares of Restricted Stock provided for herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.            Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2.            Grant of Restricted Stock Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of shares of Restricted Stock specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement. Subject to Section 5 hereof, the Participant shall not have the rights of a stockholder in respect of the shares underlying this Award until such shares are delivered to the Participant in accordance with Section 4 hereof.

3.            Vesting.

(a)            General. Subject to the provisions of Sections 3(b) and 3(c) hereof, the shares of Restricted Stock subject to this grant shall become unrestricted and vested as follows, provided that the Participant has not incurred a Termination of Service prior to the applicable vesting date:

Vesting Date	Number of Shares
[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]

There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the applicable vesting date, subject to the Participant’s continued service with the Company or any of its Subsidiaries on the applicable vesting date.

(b)            Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the Restricted Stock at any time and for any reason.

(c)            Change in Control. [In the event of a Change in Control, notwithstanding any provision of the Plan or this Agreement to the contrary, the Restricted Stock shall become immediately vested.] OR [If a Change in Control occurs and the Participant’s continuous employment or service with the Company is terminated by the Company without Cause or by the Participant for Good Reason within [12 months/18 months/24 months/[ALTERNATIVE PERIOD]] following the Change in Control, the Restricted Stock shall become immediately vested.] OR [Unless otherwise determined by the Committee at the time of a Change in Control, a Change in Control shall have no effect on the vesting of the Restricted Stock.]

(d)            Forfeiture. Except as provided pursuant to Section 3(c) above, and subject to the Committee’s discretion to accelerate vesting hereunder all unvested shares of Restricted Stock shall be immediately forfeited upon the Participant’s Termination of Service for any reason.

4.            Restriction Period; Delivery of Unrestricted Shares. The Restriction Period commences on the Grant Date and expires on the vesting date in accordance with Section 3(a) above. When the shares of Restricted Stock awarded by this Agreement become vested, the Participant shall be entitled to exercise all rights attaching to those shares. The Company may issue stock certificates or evidence the Participant’s interest by using a restricted book entry account with the Company's transfer agent.

5.            Dividends and Other Distributions; Voting. The Participant shall be entitled to receive all dividends and other distributions paid with respect to the shares of Restricted Stock, provided that any such dividends or other distributions will be subject to the same vesting requirements as the underlying shares of Restricted Stock to which such dividends or distributions relate and shall be paid at the time the related shares of Restricted Stock become unrestricted and vested pursuant to Section 3 hereof. If any dividends or distributions are paid in shares, such shares shall be issued to the Participant but shall be subject to the same restrictions on transferability and forfeitability (and other restrictions) as the Restricted Stock with respect to which they were paid until such shares of Restricted Stock have vested. Once the Participant becomes the holder of record of the shares of Restricted Stock granted hereunder, the Participant may exercise full voting rights with respect to such shares.

6.            Non-Transferability. The shares of Restricted Stock, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not, prior to vesting, be sold, exchanged, transferred, assigned, pledged, encumbered, disposed of or otherwise hypothecated in any way by the Participant (or any beneficiary of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any of the shares of Restricted Stock, or the levy of any execution, attachment or similar legal process upon the shares of Restricted Stock, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

7.            Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

8.            Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the Restricted Stock and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. Any minimum statutorily required withholding obligation with regard to the Participant may, with the consent of the Committee, be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable to the Participant hereunder.

9.            Section 83(b). If the Participant properly elects (as required by Section 83(b) of the Code) within thirty (30) days after the issuance of the shares of Restricted Stock to include in gross income for U.S. federal income tax purposes in the year of issuance the Fair Market Value of such shares of Restricted Stock, the Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the shares of Restricted Stock. If the Participant shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Restricted Stock, as well as the rights set forth in Section 8 hereof. The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Participant elects to make such election, and the Participant agrees to timely provide the Company with a copy of any such election.

10.            Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan.

11.            Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Corporate Secretary of the Company or a designee thereof. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such email or other address as the Participant may have on file with the Company.

12.            Acceptance. The Participant shall forfeit the Restricted Stock if the Participant does not execute this Agreement within a period of sixty (60) days from the date that the Participant receives this Agreement (or such other period as the Committee shall provide).

13.            No Right to Employment. Any questions as to whether and when there has been a Termination of Service and the cause of such termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.

14.            Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary or Affiliate) of any personal data information related to the Restricted Stock awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

15.            Compliance with Laws. The issuance of the shares of Restricted Stock or unrestricted shares pursuant to this Agreement shall be subject to, and shall comply with, any Applicable Law (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder). The Company shall not be obligated to issue the shares of Restricted Stock or any of the shares pursuant to this Agreement if any such issuance would violate any such requirements.

16.            Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the shares of Restricted Stock are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.

17.            Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

18.            Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

19.            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

20.            Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

21.            Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

22.            Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of Restricted Stock made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Restricted Stock awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MIAMI INTERNATIONAL HOLDINGS, INC.

By:
Name:
Title:

PARTICIPANT

Signature:
Name: